UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 14, 2006

Humatech, Inc.
(Exact name of registrant as specified in its charter)

Illinois	O-28557	36-3559839
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4710 Falcon Drive
Suite 101
Mesa, Arizona 85215
(Address of principal executive offices) (zip code)

(480) 813-8484
(Registrant’s telephone number, including area code)

1959 South Val Vista Drive
Suite 130
Mesa, Arizona 85204
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On or about February 28, 2005, a Civil Complaint was filed by the Securities and Exchange Commission against us, David G. Williams, our Chief Executive Officer and a Director, and John D. Rottweiler, our Chief Financial Officer, Secretary, and a Director, in The United States District Court for the Southern District of Texas, Houston Division, as Civil Action No. H-05-0665. The lawsuit alleged that we, along with Mr. Williams and Mr. Rottweiler, violated various securities laws in the way we reported our assets, sales, and revenues related to our business dealings with Humatech, Ltd., a United Kingdom company, and in the way we corrected these alleged violations. The Civil Complaint sought to enjoin us, Mr. Williams, and Mr. Rottweiler from violating any of the provisions of law listed in the Civil Complaint, as well as seeks to have Mr. Williams and Mr. Rottweiler disgorge any ill-gotten gains, pay civil penalties, and bar them from serving as an officer or director of a publicly traded company. We had previously entered into an agreement to settle this matter with the Securities and Exchange Commission, but no settlement could be finalized until we were current in our reporting requirements under the Securities Exchange Act of 1934 and the terms of the settlement were approved by the Commissioners. We are now current in our reporting requirements and have now received approval of the settlement from the Commissioners.

Under the terms of the settlement we, along with Mr. Williams and Mr. Rottweiler, are enjoined from violating any of the provisions of law listed in the Civil Complaint; Mr. Williams and Mr. Rottweiler must each pay a civil penalty of $25,000; and Mr. Williams and Mr. Rottweiler are prohibited for five years from the date of the entry of the judgment from acting as an officer or director for any issuer that has a class of securities registered with the Securities and Exchange Commission pursuant to Section 12 of the Securities Exchange Act of 1934 or required to file reports pursuant to Section 15(d) of the Securities Exchange Act of 1934.

Item 8.01	Other Events

As a result of a number of factors, including the settlement of the Securities and Exchange Commission lawsuit described in that certain Current Report on Form 8-K filed with the Securities and Exchange Commission on March 4, 2005, as well as increased costs associated with the Sarbanes-Oxley Act of 2002 and our ongoing reporting obligations, we have elected to terminate our registration under Section 12(g) of the Securities Act of 1934 by filing a Form 15. Following the filing, our common stock will continue to be traded on the Pink Sheets.

On December 14, 2006, we changed the location of our principal executive offices. The new address of our principal executive offices is 4710 Falcon Drive, Suite 101, Mesa, AZ 85215.

EXHIBITS

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 14, 2006	Humatech, Inc.
a Illinois corporation

/s/ David G. Williams
By: David G. Williams
Its: Chief Executive Officer